Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 1Insight Presentation Insight Enterprises, Inc. Fourth Quarter and Full Year 2021 Earnings Conference Call and Webcast Exhibit 99.2

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 2 Agenda • Disclosures • CEO Commentary • Our Expertise and Services • 2021 Industry Accolades and Partner Recognitions • Primary Business Goals • CFO Commentary • Fourth Quarter and Full Year 2021 Financial Highlights • Cashflow and Debt Covenants • 2022 Outlook • Closing Comments

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 3 Disclosures • Safe harbor statement This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 related to Insight’s plans and expectations. Statements that are not historical facts, including those related to coronavirus strain COVID-19 (“COVID-19”), our future responses to and the impact of COVID-19 on our Company, our expectations about future financial results, our expectations regarding current supply constraints, our expectations regarding backlog shipments, future expected trends in the IT market and our opportunities for growth, are forward-looking statements. These forward-looking statements are subject to assumptions, risks and uncertainties which could cause actual results or future events to differ materially from such statements. The Company undertakes no obligation to update publicly or revise any of the forward-looking statements, except as otherwise required by law. More detailed information about risk factors is included in today’s press release and discussed in the Company’s most recently filed periodic reports and subsequent filings with the Securities and Exchange Commission. • Non-GAAP measures This presentation will reference certain non-GAAP financial information as ‘Adjusted’. A reconciliation of non-GAAP financial measures presented in this document to our actual GAAP results is attached to the back of this presentation and included in the press release issued today, which you may find on the Investor Relations section of our website at investor.insight.com. These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non- GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. • Constant currency In some instances the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 4 Well Positioned to Help Organizations

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 5 Unified Communications with Insight Services Expanded cloud footprint with unified communications Unified, cost-effective connectivity for 3,500 locations Expedited project timeline Created ongoing cost savings Pioneered the first instance of cloud communications as a service Improved business agility and time to market Deep vendor and client partnership Decommissioned data center to reduce on-site footprint

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 6 Global Retailer Improves Operations with Modern Application Framework Increased back-end automation Greater visibility across devices Improved operational efficiencies Enhanced employee engagement Dedicated asset management • Roadmap for deployment • Significant pilot test phase • Ongoing guidance • Asset management • Consulting Services • Professional Services • Support Services • Device Lifecycle Services Insight Services: Insight Provided:

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 7 No. 360 500 Insight 2021 industry accolades Jeff Shumway ArizonaCIO Global CIO of the Year Glynis Bryan Phoenix Business Journal 2021 Most Admired Leaders John Dathan GDS Group CIO Summit Tech Leader of the Year Samuel C. Cowley AZ Business Magazine General Counsel of the Year Most Gender Diverse Executive Teams in Technology for 2021 2021 Industry Accolades INSIGHT LEADERSHIP RECOGNITIONS

2021 Partner Recognitions

Microsoft Azure
Migration to Azure Partner of the Year

Solution Assessments Partner of the Year

Microsoft Surface
Surface & M365 Solution Selling Partner of the Year

Microsoft US Partner Award in Modernizing Applications

Microsoft Security
Microsoft Security 20/20 Partner of the Year

1. Microsoft Azure Security Deployment
2. Microsoft Security GTM (finalist)
3. Microsoft 365 Security Deployment (finalist)

Microsoft Canada Impact Awards

1. Co-sell Impact Award
2. National Large Solution Provider
3. Tech Intensity Impact Award

DELL Technologies TITANIUM BLACK PARTNER
Excellence in Growth Partner of the Year

HashiCorp
Americas Investment Partner of the Year

Hewlett Packard Enterprise
Public Sector – Federal Rising Star

IBM Platinum Business Partner
Global Finance Partner of the Year

intel
U.S. Innovation Partner of the Year

NVIDIA
Software Partner of the Year

NetApp
Keystone and SLED Partner of the Year

Red Hat
North America Commercial Partner of the Year

VERITAS
Top National Business Partner of the Year

vmware
North America Partner Value Award

Positioned in Gartner Magic Quadrant for Managed Workplace Services, NA (5th year) and Gartner Magic Quadrant for SAM Managed Services, NA

Insight
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Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 9 Primary Business Goals Earn Client Loyalty Be client obsessed and deliver exceptional  client outcomes. Lead with Services & Solutions Deliver differentiated client outcomes  leveraging our six areas of technical  expertise, solutions skills and partner  relationships. Drive Profitable Growth Deliver high value solutions supported by  operational excellence and integrated  global systems. Champion People, Leadership and Culture  Create growth opportunities, invest in teammates,  and live our values of Hunger, Heart and Harmony to  be an employer of choice.

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 10 CFO Commentary • Fourth Quarter and Full Year 2021 Financial Highlights • Cashflow and Debt Covenants • 2022 Outlook

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 11 Fourth Quarter 2021 Highlights • Net Sales of $2.6 billion • Gross profit of $385 million • Gross margin 15.0% • SG&A up 13% in US dollars, up 12% year over year in constant currency • 11.3% - GAAP SG&A as a percent of net sales • 11.0% - Adjusted SG&A as a percent of net sales* • GAAP EFO of $93 million • Adjusted EFO* of $103 million • GAAP Diluted Earnings Per share $1.69 • Adjusted Diluted Earnings Per Share* of $2.03 * See Appendix for reconciliation of non-GAAP measures

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 12 Full Year 2021 Highlights • Net Sales of $9.4 billion • Gross profit of $1.4 billion • Services gross profit 49% of consolidated gross profit • Cloud gross profit up 21% from last year • SaaS and Infrastructure-as-a-service, combined gross profit growth of 35% • Gross margin 15.3% • SG&A up 10% in US dollars, up 7% year over year in constant currency • 11.8% - GAAP SG&A as a percent of net sales • 11.5% - Adjusted SG&A as a percent of net sales* • GAAP EFO of $332 million • Adjusted EFO* of $362 million • GAAP Diluted Earnings Per share $5.95 • Adjusted Diluted Earnings Per Share* of $7.10 * See Appendix for reconciliation of non-GAAP measures

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 13 Net Sales Net Sales Gross Profit Gross Margin +12% YoY +12% YoY +12% YoY Flat YoY SG&A % of Net Sales Adj SG&A % of Net Sales* Adj EFO* Adj Diluted EPS* +10 bps YoY +10 bps YoY +12% YoY +15% YoY $2.57B 2020 2021 $0.38B 2020 2021 $103M 2020 2021 11.3% 2020 2021 15.0% 2020 2021 $2.03  2020 2021 $2.57B 2020 2021 11.0% 2020 2021 Q4 2021 Year over Year Results GAAP Earnings from operations $93M GAAP Diluted EPS $1.69 * See Appendix for reconciliation of non-GAAP measures ** Reference “Constant currency” section on slide 3 of this presentation (in constant $**)

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 14 Net Sales Net Sales Gross Profit Gross Margin +13% YoY +13% YoY +11% YoY -30 bps YoY SG&A % of Net Sales Adj SG&A % of Net Sales* Adj EFO* Adj Diluted EPS* -30 bps YoY -20 bps YoY +12% YoY +15% YoY $9.44B 2020 2021 $1.45B 2020 2021 $362M 2020 2021 11.8% 2020 2021 15.3% 2020 2021 $7.10  2020 2021 $9.44B 2020 2021 11.5% 2020 2021 FY 2021 Year over Year Results GAAP Earnings from operations $332M GAAP Diluted EPS $5.95 * See Appendix for reconciliation of non-GAAP measures ** Reference “Constant currency” section on slide 3 of this presentation (in constant $**)

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 15 Net Sales Gross Profit Gross Margin +13% YoY +13% YoY -10 bps YoY SG&A % of Net Sales Adj SG&A % of Net Sales* Adj EFO* Sales Mix +10 bps YoY +10 bps YoY +9% YoY 70% 16% 14% Hardware Software Services $2.09B 2020 2021 $307M 2020 2021 14.7% 2020 2021 11.0% 2020 2021 $85M 2020 2021 10.6% 2020 2021 * See Appendix for reconciliation of non-GAAP measures Q4 2021 North America | Financial Results GAAP Earnings from operations $77M

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 16 Net Sales Gross Profit Gross Margin +7% YoY +10% YoY +40 bps YoY SG&A % of Net Sales Adj EFO* Sales Mix -10 bps YoY +27% YoY 35% 53% 12% Hardware Software Services $0.43B 2020 2021 $64M 2020 2021 15.0% 2020 2021 $13M 2020 2021 12.0% 2020 2021 * See Appendix for reconciliation of non-GAAP measures ** Reference “Constant currency” section on slide 3 of this presentation Q4 2021 EMEA | Financial Results GAAP Earnings from Operations $13M (in constant $**) (in constant $**) (in constant $**)

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 17 Net Sales Gross Profit Gross Margin +19% YoY +22% YoY +50 bps YoY SG&A % of Net Sales Adj EFO* Sales Mix -70 bps YoY +37% YoY $54M 2020 2021 $14M 2020 2021 26.0% 2020 2021 $5M 2020 2021 17.5% 2020 2021 27% 36% 37% Hardware Software Services * See Appendix for reconciliation of non-GAAP measures ** Reference “Constant currency” section on slide 3 of this presentation Q4 2021 APAC | Financial Results (in constant $**) (in constant $**) GAAP Earnings from Operations $4M (in constant $**)

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 18 Q4 2021 | Cash Flows and Cash Cycle Net cash from operations Cash Conversion Cycle 0 days YoY Days sales outstanding Days inventory outstanding Days purchases outstanding -3 days YoY +5 days YoY +2 days YoY $164M 2020 2021 30  2020 2021 105  2020 2021 13  2020 2021 88  2020 2021

Liquidity and Debt Covenants

US Dollar in $000s	Twelve Months Ended Dec 31, 2021	2020
Adjusted Consolidated EBITDA:		
Net Income	$ 219,345	$ 172,640
Interest Expense	41,198	41,913
Taxes	73,212	55,812
Depreciation and amortization of property and equipment	23,376	28,025
Amortization of intangible assets	32,045	37,535
Non-cash stock-based compensation	18,201	17,727
Other*	(1,634)	13,278
Adjusted Consolidated EBITDA	$ 405,743	$ 366,930
Less Capital Expenditures	(52,079)	$ (24,184)
Adjusted Consolidated EBITDA for FCCR Ratio	$ 353,664	$ 342,746
Taxes and interest **	$ 86,994	$ 73,065
Fixed Charge Coverage Ratio	4.1	4.7

* "Other" includes (i) severance and restructuring expenses, net, (ii) acquisition and integration related expenses, and (iii) impairment of property and equipment, as applicable.

** Tax Expense plus Interest Expense less non-cash imputed interest under the Company's inventory financing facilities and the Company's convertible notes.



Fixed Charge Coverage
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
353,664
4.07x
86,994
EBITDAR-Dividends-CAPEX
Fixed Charges



Total Leverage Ratio
410,000
405,000
400,000
395,000
390,000
385,000
380,000
375,000
370,000
365,000
360,000
405,743
361,606
0.89x
Consolidated Funded Indebtedness
Adjusted Consolidated EBITDA

Insight
Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved.
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Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 20 Full Year 2022 Outlook • Adjusted diluted earnings per share* is expected to be between $7.65 and $7.85 per share for the full year 2022 • 2022 net sales expected to grow mid-single digits over prior year • Assumptions: • Interest expense between $30 and $35 million • Effective tax rate of 25% to 26% for the full year 2022 • Capital expenditures of $75 to $80 million, including final completion of our new corporate headquarters • Average share count for the full year of 35.6 million shares • Exclusions: • Acquisition related intangibles amortization expense of approximately $31 million (posted on website) • Acquisition-related or severance and restructuring expenses * Adjusted diluted earnings per share excludes severance and restructuring expense and other unique items as well as amortization expense related to acquired intangibles. Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings and diluted earnings per share. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2022 forecast.

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 21Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 21Insight Presentation Appendix

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 22 Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures* * Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain acquisition and integration related expenses, (iii) amortization of intangible assets, and (iv) the tax effects of each of these items, as applicable. Adjusted consolidated net earnings and Adjusted diluted earnings per share also exclude amortization of debt discount and issuance costs associated with the issuance of the Company’s convertible senior notes due 2025. US Dollar in $000s, except per share data 2021 2020 2021 2020 Adjusted Consolidated Earnings from Operations: GAAP consolidated EFO 93,417$ 83,042$ 332,061$ 271,575$ Amortization of intangible assets 7,948 7,980 32,045 37,535 Other 1,583 1,121 (1,634) 13,278 Adjusted non-GAAP consolidated EFO 102,948$ 92,143$ 362,472$ 322,388$ Adjusted Consolidated Net Earnings: GAAP consolidated net earnings 62,133$ 53,388$ 219,345$ 172,640$ Amortization of intangible assets 7,948 7,980 32,045 37,535 Amortization of debt discount and issuance costs 3,079 2,949 12,124 11,585 Other 1,583 1,121 (1,634) 13,278 Income taxes on non-GAAP adjustments (3,209) (3,021) (10,325) (15,583) Adjusted non-GAAP consolidated net earnings 71,534$ 62,417$ 251,555$ 219,455$ Adjusted Diluted EPS: GAAP diluted EPS $1.69 1.50$ 5.95$ 4.87$ Amortization of intangible assets 0.22 0.23 0.87 1.06 Amortization of debt discount and issuance costs 0.08 0.08 0.33 0.33 Other 0.04 0.03 (0.04) 0.37 Income taxes on non-GAAP adjustments (0.09) (0.08) (0.28) (0.44) Impact of benefit from note hedge 0.09 — 0.27 — Adjusted non-GAAP diluted EPS 2.03$ 1.76$ 7.10$ 6.19$ Shares used in diluted EPS calculation 36,871 35,523 36,863 35,444 Impact of benefit from note hedge (1,604) — (1,453) — Shares used in Adjusted non-GAAP diluted EPS calculation 35,267 35,523 35,410 35,444 Three Months Ended Twelve Months Ended Dec 31, Dec 31,

Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures* (continued)

US Dollar in $000s	Three Months Ended Dec 31, 2021	Three Months Ended Dec 31, 2020	Twelve Months Ended Dec 31, 2021	Twelve Months Ended Dec 31, 2020
Adjusted North America Earnings from Operations:				
GAAP EFO from North America segment	$ 76,504	$ 70,545	$ 268,813	$ 219,198
Amortization of intangible assets	7,347	7,396	29,576	34,990
Other	1,232	163	(3,129)	9,953
Adjusted non-GAAP EFO from North America segment	$ 85,083	$ 78,104	$ 295,260	$ 264,141
Adjusted EMEA Earnings from Operations:				
GAAP EFO from EMEA segment	$ 12,508	$ 9,295	$ 46,918	$ 40,368
Amortization of intangible assets	480	463	1,971	2,088
Other	193	871	1,328	3,193
Adjusted non-GAAP EFO from EMEA segment	$ 13,181	$ 10,629	$ 50,217	$ 45,649
Adjusted APAC Earnings from Operations:				
GAAP EFO from APAC segment	$ 4,405	$ 3,202	$ 16,330	$ 12,009
Amortization of intangible assets	121	121	498	457
Other	158	87	167	132
Adjusted non-GAAP EFO from APAC segment	$ 4,684	$ 3,410	$ 16,995	$ 12,598

* Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain acquisition and integration related expenses, (iii) amortization of intangible assets, and (iv) the tax effects of each of these items, as applicable.

Insight

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Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 24 Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures (continued) *           The adjusted non‐GAAP consolidated EFO amount used for the Adjusted non‐GAAP ROIC  calculation does not exclude amortization of intangible assets.  This calculation remains consistent  with the metric utilized in management’s compensation plan.  **         Assumed tax rate of 26.0%. ***       Average of previous five quarters. ****     Computed as GAAP consolidated EFO, net of tax of $86,336 and $70,610 for the twelve months  ended December 31, 2021, and 2020, respectively, divided by invested capital. *****  Computed as Adjusted non‐GAAP consolidated EFO, net of tax, divided by invested capital. US Dollar in $000s 2021 2020 GAAP consolidated EFO $ 332,061 $ 271,575 Other (1,634) 13,278 Adjusted non-GAAP consolidated EFO* 330,427 284,853 Income tax expense** 85,911 74,062 Adjusted non-GAAP consolidated EFO, net of tax $ 244,516 $ 210,791 Average stockholders’ equity*** $ 1,417,114 $ 1,224,713 Average debt*** 445,792 556,581 Average cash*** (117,214) (106,949) Invested Capital $ 1,745,692 $ 1,674,345 ROIC (from GAAP consolidated EFO)**** 14.08% 12.00% ROIC (from Adjusted non-GAAP consolidated EFO)***** 14.01% 12.59% Twelve Months Ended Dec 31, Return on invested capital:

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 25 Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures (continued) US Dollar in $000s 2021 2020 GAAP selling and administrative expenses $ 289,855 $ 257,167 Less: Amorization of intangible assets (7,948) (7,980) Adjusted non-GAAP selling and administrative expenses 281,907 249,187 GAAP selling and administrative expenses 11.3% 11.2% Adjusted non-GAAP selling and administrative expenses 11.0% 10.9% US Dollar in $000s 2021 2020 GAAP selling and administrative expenses $ 1,117,130 $ 1,013,765 Less: Amorization of intangible assets (32,045) (37,535) Adjusted non-GAAP selling and administrative expenses 1,085,085 976,230 GAAP selling and administrative expenses 11.8% 12.1% Adjusted non-GAAP selling and administrative expenses 11.5% 11.7% Dec 31, Adjusted Consolidated Selling and Administrative Expenses: Twelve Months Ended Dec 31, Adjusted Consolidated Selling and Administrative Expenses: Three Months Ended

Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 26 Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures (continued) US Dollar in $000s 2021 2020 Adjusted North America Selling and Administrative Expenses: GAAP selling and administrative expenses $ 229,346 $ 200,364 Less: Amorization of intangible assets (7,347) (7,396) Adjusted non-GAAP selling and administrative expenses 221,999 192,968 GAAP selling and administrative expenses 11.0% 10.9% Adjusted non-GAAP selling and administrative expenses 10.6% 10.5% US Dollar in $000s 2021 2020 Adjusted North America Selling and Administrative Expenses: GAAP selling and administrative expenses $ 869,766 $ 790,913 Less: Amorization of intangible assets (29,576) (34,990) Adjusted non-GAAP selling and administrative expenses 840,190 755,923 GAAP selling and administrative expenses 11.6% 12.0% Adjusted non-GAAP selling and administrative expenses 11.2% 11.4% Three Months Ended Dec 31, Twelve Months Ended Dec 31,

Appendix - Convertible Senior Notes

Insight's policy elected for settlement of the convertible notes is principal/par value in cash with the excess being settled in shares resulting in dilution in GAAP reported Diluted Earnings Per Share ("DEPS"). The DEPS incremental shares for GAAP reporting purposes are not issued at the time of reporting and are a non-GAAP exclusion for the Company (up to the strike price of the warrants of $103.12). The bond hedge effectively raises the potential dilution point of the convertible note and call spread from $68.32 up to $103.12, as illustrated below:

Diluted Earnings Per Share (DEPS) incremental number of shares* for various NSIT stock price examples:

NSIT Stock price		Net shares owed on Convertible Notes	Net shares received from bond hedge	Net shares owed on Warrants	GAAP additional dilution	Non-GAAP additional dilution
$	51.56	-	-	-	-	-
$	68.32	-	-	-	-	-
$	80.00	747,951	(747,951)	-	747,951	-
$	85.70	1,038,835	(1,038,835)	-	1,038,835	-
$	103.12	1,728,847	(1,728,847)	-	1,728,847	-
$	110.00	1,941,133	(1,941,133)	212,286	2,153,418	212,286
$	115.00	2,079,473	(2,079,473)	350,626	2,430,098	350,626

Balance sheet classification impacts of Sales price conversion trigger being met**:

NSIT Stock price *		Non current debt	Equity (APIC)	Current debt	Temporary equity
$	51.56	308,500	46,431	-	-
$	68.32	308,500	46,431	-	-
$	80.00	308,500	46,431	-	-
$	88.82	-	-	308,500	46,431
$	110.00	-	-	308,500	46,431
$	115.00	-	-	308,500	46,431

* NSIT assumed stock price for 20 out of last 30 trading days in the period
** The Balance Sheet impacts only apply post adoption of ASU 2020-06 on January 1, 2022.

Insight.

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Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved. 28 Appendix - Convertible Senior Notes * No automatic redemption trigger, expect convertible notes will remain outstanding for foreseeable future. GAAP diluted earnings per share (DEPS) are for reporting purposes only, no incremental shares were actually issued. ** Principal amount would be settled in cash and only premium above $103.12 would result in actual shares being issues Insight Convertible Senior Notes - $350 Million Relevant NSIT stock prices: • Price at issuance - $51.56 • Conversion ratio price equivalent - $68.32 • Sales price conversion trigger - $88.82 • Bond hedge strike price - $68.32 • Warrants strike price - $103.12 Potential dilution to existing shareholders** • Assumed accreted value - $308.5 Million Triggered potential additional shares in GAAP DEPS*